THE CHINA FUND, INC. (CHN)

The Martin Currie Shanghai team	IN BRIEF
	Net asset value per share	US$35.36	At 30 November 2010		US$ return
	Market price	US$32.94		China Fund NAV	MSCI Golden Dragon*
	Premium/(discount)	(6.84%)%			%
	Fund size	US$805.6m	One month	2.6	(0.3)
	Source: State Street Bank and Trust Company.		Year to date	18.7	9.9
			One year	24.7	13.4
			Three years %pa	5.8	(3.2)
			Past performance is not a guide to future returns. Source: State Street Bank and Trust Company. NAV performance. *Source for index data: MSCI.

MANAGER’S COMMENTARY

It has been a while since I played Snakes & Ladders, my children having long moved on to more vivid games such as Xbox Zombie Massacre IV. However, managing a fund in China this year has brought this old favorite back to mind. In November the main snake was inflation; food inflation above 10% is not something that a Communist politician can ignore. Although I think there is an understanding in Beijing about the limitations of any counter-measures, expect crowd-pleasing initiatives – and the market remaining choppy – until food prices are safely under control. The reserve-requirement ratio at the big state banks was raised twice and now stands at an all-time high of 18.5%. The authorities also increased fees and the cost of margin on domestic commodity markets. Meanwhile, the State Council has exempted trucks carrying agricultural products from any highway tolls.

There were smaller vipers too: Uncle Kim was up to his old tricks again (according to Chinese papers the exchange of fire between North and South Korea was simultaneous…). The investment banks are in a lather of excitement to place out as much paper as the market will bear before Christmas. Whole new sectors are springing into existence: Chinese e-commerce; car retailers; baby-formula producers. As for the ladders, these were the old combination of strong earnings growth, sensible infrastructure planning and high savings (renminbi deposits in October rose by 19.8%, despite real deposit rates of about -2% p.a.).

The managers had a chance to greet many Western fund managers in November. They arrived depressed and nervous but could be seen, after a couple of days of decent food and confident corporate presentations, to blossom in the warmth of the Chinese economic miracle, before heading back to the economic arctic of London and New York. This gap between Chinese realities and Western perceptions will continue to throw up investment opportunities. The Western media continues to feature stories about a ‘China bubble’, which I just don’t see – not yet at least…

November ended with municipal elections in Taiwan. The result – the KMT won three of the five main cities – was taken well by the market. However, the KMT only won 44.9% of the total vote versus the DPP’s 49.8%, which means that the KMT must improve policy execution, especially in the DPP’s strongholds in southern Taiwan, if President Ma is to secure re-election in 2012. Now that the elections are out of the way, expect cross-strait relations to warm up. The sixth ‘Chiang–Chen’ meeting, in which Taiwan and Chinese representatives meet to negotiate further free-trade agreements across the straits, will take place on 15 December and will discuss medical cooperation. Centaline Property, the famous property agent in Hong Kong, aims to set up a branch in Taipei to market luxury real estate to Chinese buyers. Chinese tourists’ contribution to GDP is estimated to reach NT$ 65 billion for 2010 (0.28%). Taiwan intends to accept individual tourists soon. An increasing number of mainland companies are now listing shares in Taiwan; the latest was leading electronics distributor and software developer Digital China.

After a strong start to November, the Chinese markets and currencies ended the month not far from where they began. But then it is better to be playing Snakes & Ladders than Zombie Massacre IV.

INVESTMENT STRATEGY

The Fund is 95% invested with holdings in 60 companies. Investments in Taiwan now account for 19% of the portfolio, A-shares 15% and direct investments 7%.

In line with our temporarily more cautious approach to the market, we sold more in November than we bought. This included profit-taking on highflying, and now rather expensive, stocks Intime Department Store, Shineway Pharmaceutical and Zhejiang China Commodities City. We also sold Cathay Financial, which would be hurt by a rising NT dollar, and The9, which is unwilling to pay us any dividend from its huge, idle cash pile.

On the buy side, we took a placing in Asian Citrus, Asia’s largest orange grower with young orchards, and participated (briefly) in the IPO of Chinese wealth manager Noah. The miniscule allocation and strong first-day performance was a disincentive to building a long-term holding.

On the positive side, enterprise-resource-planning-software house Hand Enterprise Solutions has been approved to list on the domestic Chinext market; this will probably take place in February next year.

Chris Ruffle, Martin Currie Inc*

*Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie.

MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products. HCML has seconded both Chris Ruffle and Shifeng Ke to MCIM, or its affiliates, on a full time basis with the same roles and responsibilities as if they were full time employees.

30 NOVEMBER 2010

FUND DETAILS
Market cap	US$750.4m
Shares outstanding	22,781,762
Exchange listed	NYSE
Listing date	July 10, 1992
Listed and direct investment manager	Martin Currie Inc

Source: State Street Bank and Trust Company.

ASSET ALLOCATION

INDUSTRY ALLOCATION
	The China Fund,	MSCI Golden
	Inc %	Dragon %
Healthcare	18.9	0.4
Consumer discretionary	19.1	6.2
Consumer staples	20.3	3.3
Financials	15.0	37.2
Industrials	6.1	7.4
Information technology	6.2	19.6
Materials	3.8	6.5
Energy	2.4	8.8
Utilities	1.8	3.5
Telecommunications	1.5	7.0
Other assets & liabilities	4.9	—

*Source: State Street Bank and Trust Company. Source for index data: MSCI

PERFORMANCE	(US$ RETURNS)
	NAV	Market price
	%	%

One month	2.6	(1.5)
Year to date	18.7	16.7
Three years %pa	5.8	8.5

Past performance is not a guide to future returns.
Three year returns are annualized.
Source: State Street Bank and Trust Company

15 LARGEST HOLDINGS (49.1%)
Fund %
China Medical System Holdings	Healthcare	6.6
Huiyin Household Appliances	Consumer discretionary	5.2
Wumart Stores	Consumer staples	4.7
Ping An Insurance	Financials	4.0
Far Eastern Department Stores	Consumer discretionary	3.3
Shandong Weigao Group	Healthcare	3.2
Hsu Fu Chi International	Consumer staples	3.0
Zhejiang China Commodities	Financials	2.8
Ruentex Development	Financials	2.7
Boshiwa International	Consumer discretionary	2.7
Sinopharm Medicine Holding	Healthcare	2.7
China Fishery Group	Consumer staples	2.7
Zong Su Foods	Consumer staples	1.9
China Bright	Healthcare	1.8
WuXi PharmaTech Cayman	Healthcare	1.8

DIRECT INVESTMENTS (6.6%)
Fund %
Zong Su Foods	Consumer staples	1.9
China Bright	Healthcare	1.8
Hand Enterprise Solutions (preffered)	Information technology	1.8
Qingdao Bright Moon	Industrials	1.1
Ugent Holdings	Industrials	0.0	†
China Silicon	Information technology	0.0
Hand Enterprise Solutions (common stock)	Information technology	0.0

Source: State Street Bank and Trust Company.

† Ugent faces an uncertain future with its parent company pursuing other interests and a lack of working capital to support its operations at present. Therefore, the value of Ugent has been written down to zero.

FUND PERFORMANCE (BASED ON NET ASSET VALUE)			(US$ RETURNS)
	One month %	Three months %	Calendar year to date %	One year %	Three years %pa	Five years %pa	Since launch %pa
The China Fund, Inc.	2.6	12.0	18.7	24.7	5.8	27.8	12.6
MSCI Golden Dragon	(0.3)	13.8	9.9	13.4	(3.2)	13.3	10.7
Hang Seng Chinese Enterprise	(2.8)	12.6	0.0	(1.5)	(9.2)	20.5	20.0
Shanghai Stock Exchange 180	(7.6)	8.8	(13.8)	(12.2)	(12.4)	31.0	n/a

Past performance is not a guide to future returns. Actual returns to a shareholder of The Fund will be based on market price and reflect transactions and expenses.
Source: State Street Bank and Trust Company. Launch date 10 July 1992. Three, five year and since launch returns are all annualized.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2010 Bloomberg LP for the Hang Seng China Enterprise and the Shanghai Stock Exchange 180. For a full description of each index please see the index descriptions section.

PERFORMANCE IN PERSPECTIVE

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 30 November 2010.

THE CHINA FUND INC. PREMIUM/DISCOUNT

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 30 November 2010.

10 YEAR DIVIDEND HISTORY CHART

Total	0.00	0.13	0.21	1.78	3.58	2.51	4.01	12.12	5.82	0.26
Income	0.00	0.13	0.06	0.07	0.20	0.22	0.30	0.28	0.48	0.26
Long-term capital	0.00	0.00	0.00	0.67	3.27	2.29	2.73	9.00	5.34	0.00
Short-term capital	0.00	0.00	0.15	1.04	0.11	0.00	0.98	2.84	0.00	0.00

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company.

					30 NOVEMBER 2010
Asset Allocation	Company (BBG ticker)		Price	Holding	Value US$	% of portfolio

Hong Kong H						24.7
China Medical System Holdings	867	HK	HK$5.7	72,353,760	$53,202,665	6.6
Wumart Stores	8277	HK	HK$20.5	12,018,000	$37,530,134	4.7
Shandong Weigao Group Medical Polymer	8199	HK	HK$21.4	9,176,000	$25,346,434	3.2
Boshiwa International Holding	1698	HK	HK$6.9	24,932,000	$22,153,501	2.8
Sinopharm Medicine Holding	297	HK	HK$28.4	6,056,800	$22,112,226	2.7
ZTE Corp.	763	HK	HK$28.6	3,212,889	$11,812,396	1.4
Zijin Mining Group	2899	HK	HK$7.3	12,050,000	$11,358,848	1.4
Asian Citrus Holdings	73	HK	HK$9.3	6,677,000	$7,996,510	1.0
Fook Woo	923	HK	HK$2.8	19,836,000	$7,024,622	0.9

Taiwan						19.2
Far Eastern Department Stores	2903	TT	NT$42.0	19,543,604	$26,895,897	3.3
Ruentex Development Co	9945	TT	NT$53.6	12,694,000	$22,320,951	2.8
WPG Holdings Co	3702	TT	NT$56.7	7,457,103	$13,870,835	1.7
Uni-President Enterprises Corp.	1216	TT	NT$42.2	10,023,901	$13,860,656	1.7
FamilyMart	5903	TT	NT$87.7	4,501,652	$12,951,526	1.6
China Metal Products	1532	TT	NT$32.3	11,500,347	$12,186,048	1.5
Lien Hwa Industrial	1229	TT	NT$23.1	13,411,881	$10,141,683	1.3
KGI Securities	6008	TT	NT$14.1	16,984,780	$7,828,628	1.0
Synnex Technology	2347	TT	NT$76.3	3,088,006	$7,729,512	1.0
Taiwan Life 4percent Conv Bond*	n/a		NT$112.6	2,000,000	$7,384,565	0.9
Chinatrust Financial	2891	TT	NT$18.4	11,376,288	$6,848,352	0.8
Yuanta Financial Holdings	2885	TT	NT$18.7	10,520,593	$6,436,777	0.8
Fubon Financial Holdings	2881	TT	NT$37.2	5,195,134	$6,339,998	0.8

Hong Kong						17.0
Huiyin Household Appliances	1280	HK	HK$2.0	160,413,750	$41,728,150	5.2
Xinao Gas Holdings	2688	HK	HK$22.4	5,084,000	$14,599,789	1.8
Natural Beauty Bio-Technology	157	HK	HK$2.3	47,710,000	$14,069,578	1.7
Ports Design	589	HK	HK$24.0	4,549,500	$14,060,834	1.7
Intime Department Store Group	1833	HK	HK$12.1	7,054,629	$10,919,803	1.4
Chaoda Modern Agriculture (Holdings)	682	HK	HK$6.3	12,619,357	$10,270,473	1.3
Fushan International Energy Group	639	HK	HK$5.4	12,018,000	$8,295,320	1.0
Shangri-La Asia	69	HK	HK$19.5	3,061,555	$7,703,761	1.0
China Shineway Pharmaceutical Group	2877	HK	HK$25.2	2,222,000	$7,139,220	0.9
Golden Meditech Co	801	HK	HK$1.5	35,040,000	$6,948,979	0.9
Yorkey Optical International Cayman	2788	HK	HK$1.3	5,312,926	$903,117	0.1
FUJI Food & Catering Services	1175	HK	HK$0.0	5,462,000	$0	0.0

Equity Linked Securities ('A' Shares)						14.5
Ping An Insurance	n/a		US$8.5	3,775,759	$32,105,558	4.0
Zhejiang China Commodities City Group	n/a		US$5.4	2,771,970	$14,827,267	1.8
Shanghai Qiangsheng	n/a		US$1.1	10,482,652	$11,792,386	1.5
Shanghai Yuyuan Tourist	n/a		US$2.1	4,293,036	$9,150,147	1.1
Suning Appliance	n/a		US$2.1	4,311,019	$8,936,742	1.1
Wuliangye Yibin	n/a		US$5.9	1,403,507	$8,225,955	1.0
Zhejiang Guyuelongshan	n/a		US$2.3	3,407,200	$7,895,791	1.0
Shanghai International Airport	n/a		US$1.8	4,326,700	$7,884,155	1.0
Tangshan Jidong Cement	n/a		US$3.1	2,354,087	$7,393,058	0.9
Citic Securities	n/a		US$1.9	2,475,000	$4,759,185	0.6
China Railway Construction Group	n/a		US$1.0	3,932,600	$3,936,533	0.5

Direct						6.6
Zong Su Foods	n/a		US$5,603.0	2,677	$15,000,034	1.9
China Bright	n/a		HK$7.9	14,665,617	$14,995,364	1.9
Hand Enterprise Solutions (preferred)	n/a		US$1.8	8,027,241	$14,192,162	1.7
Qingdao Bright Moon	n/a		US$0.3	31,827,172	$9,293,534	1.1
Ugent Holdings	n/a		HK$0.0	177,000,000	$0	0.0
China Silicon Corp.	n/a		US$0.0	3,014,731	$0	0.0
Hand Enterprise Solutions (common stock)	n/a		US$0.0	500,000	$0	0.0

Singapore						6.6
Hsu Fu Chi International	HFCI SP		SG$3.3	9,484,000	$24,456,998	3.0
China Fishery Group	CFG SP		SG$2.2	13,255,000	$21,884,202	2.7
Financial One Corp	FIN SP		SG$0.4	12,030,000	$3,735,459	0.5
CDW Holding	CDW SP		SG$0.1	51,323,000	$3,303,889	0.4

*This is an unlisted convertible bond. Shares in Taiwan Life are listed on the Taiwan Stock Exchange.

Asset Allocation	Company (BBG ticker)	Price	Holding	Value US$	% of portfolio

USA					6.5
WuXi PharmaTech Cayman	WX US	US$16.8	883,490	$14,798,458	1.8
Far East Energy	FEEC US	US$0.7	17,000,259	$11,560,176	1.4
Hollysys Automation Technologies	HOLI US	US$13.6	808,200	$10,999,602	1.3
Sina Corp.	SINA US	US$64.0	119,800	$7,669,596	1.0
Mindray Medical International	MR US	US$26.3	291,700	$7,657,125	1.0

Other assets & liabilities				$39,215,306	4.9

INDEX DESCRIPTIONS

MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalization index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.

Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalization-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in Hans Seng Mainland China index.

Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 'A' Share Index is a capitalization-weighted index. The index tracks the daily price performance of the 180 most representative 'A' share stocks listed on the Shanghai Stock Exchange.

OBJECTIVE

The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China will mean the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to this policy.

CONTACTS

The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of The China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.

Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.

The Fund is classified as a 'non-diversified' investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the Fund.

Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA's Conduct of Business Sourcebook of the United Kingdom.

This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.

The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account's portfolio at the time you receive this report or that securities sold have not been repurchased.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

à
The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

à
At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The China Securities Regulatory Commission (CSRC) is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People's Republic of China (PRC) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and State Administration of Foreign Exchange (SAFE) wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

à
During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The Fund's operations and financial results could be adversely affected by adjustments in the PRC's state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

à
PRC's disclosure and regulatory standards are in many respects less stringent than standards in certain Organisation for Economic Co-operation and Development (OECD) countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

à
The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund's NAV.

à
The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

à
The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: 44 (0) 131 229 5252 Fax: 44 (0) 131 228 5959 www.martincurrie.com/china
North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919

Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.
Please note: calls to the above numbers may be recorded.